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                                                                   EXHIBIT 12(B)

I, James Ross, President and Principal Executive Officer, and I, Gary L. French, Treasurer and Principal Financial Officer, of streetTRACKS(R) Index Shares Funds (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ James Ross
    -----------------------------------------
    James Ross
    President and Principal Executive Officer

Date: November 28, 2005


By: /s/ Gary L. French
    -----------------------------------------
    Gary L. French
    Treasurer and Principal Financial Officer

Date: November 22, 2005